                                                       Registration No. 33-65293

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


XTRA CORPORATION                                                      XTRA, INC.
          (Exact names of registrants as specified in their charters)

Delaware                                                                 Maine
       (States or other Jurisdictions of Incorporation or Organization)

06-0954158                                                            01-0346274
                     (I.R.S. Employer Identification Nos.)

                             200 Nyala Farms Road
                              Westport, CT  06880
                                 203-221-1005

  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                  Lewis Rubin
                     President and Chief Executive Officer
                               XTRA Corporation
                             200 Nyala Farms Road
                              Westport, CT  06880
                                 203-221-1005

(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________________________________________

                 Please send copies of all communications to:

                              David A. Fine, Esq.
                                 Ropes & Gray
                            One International Place
                               Boston, MA 02110
                                 617-951-7000

                         DEREGISTRATION OF SECURITIES

     Pursuant to Registration Statement No. 33-65293 on Form S-3 (the "Registration Statement"), XTRA Corporation, a Delaware corporation and XTRA, Inc., a Maine corporation (the "Registrants"), registered $800,000,000 principal amount of common stock and preferred stock of XTRA Corporation and debt securities of XTRA, Inc., which was amended by Post Effective Amendment No. 1 on May 7, 1997 and Amendment to Post Effective Amendment No. 1 on May 16, 1997. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained in the Registration Statement also related to $145,000,000 principal amount of debt securities which remained unsold under the Registrants' previously filed Registration Statement No. 33-54747 on Form S-3, which was amended by Post Effective Amendment No. 1 on February 21, 1995.

     The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to terminate the Registration Statement and to deregister all securities registered pursuant to the Registration Statement but unissued as of the date this Amendment is filed. In accordance with Item 17(3) of the Registration Statement, the Registrants hereby deregister the $337,500,000 principal amount of securities registered under the Registration Statement which remains unsold.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, XTRA Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport and the State of Connecticut, on this 24th day of September, 2001.

                              XTRA CORPORATION

                              By: /s/ Lewis Rubin
                                  ---------------
                              Lewis Rubin
                              President and Chief Executive Officer

     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                                Capacity                      Date

/s/ Lewis Rubin             President, Chief Executive Officer  September 24, 2001
--------------------------  (Principal Executive Officer) and
Lewis Rubin                 Director


/s/ Stephanie L. Johnson    Vice President and Treasurer        September 24, 2001
--------------------------  (Principal Financial Officer)
Stephanie L. Johnson

/s/ Thomas G. Schaefer      Vice President and Controller       September 24, 2001
--------------------------  (Principal Accounting Officer)
Thomas G. Schaefer

                            Director
--------------------------
Warren E. Buffett

/s/ Marc D. Hamburg         Director                            September 24, 2001
--------------------------
Marc D. Hamburg

/s/ William H. Franz        Director                            September 24, 2001
--------------------------
William H. Franz

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, XTRA, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport and the State of Connecticut, on this 24th day of September, 2001.


                                    XTRA, INC.

                                    By: /s/ Lewis Rubin
                                        ---------------
                                    Lewis Rubin
                                    President and Chief Executive Officer

     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                    Capacity                                           Date
/s/ Lewis Rubin              President, Chief Executive Officer                 September 24, 2001
-----------------------      (Principal Executive Officer) and Director
Lewis Rubin

/s/ Stephanie L. Johnson     Vice President and Treasurer                       September 24, 2001
-----------------------      (Principal Financial Officer)
Stephanie L. Johnson

/s/ Thomas G. Schaefer       Vice President and Controller                      September 24, 2001
-----------------------      (Principal Accounting Officer)
Thomas G. Schaefer

/s/ Jeffrey Blum             Director                                           September 24, 2001
-----------------------
Jeffrey Blum

/s/ A. Scott Mansolillo      Director                                           September 24, 2001
-----------------------
A. Scott Mansolillo
